Exhibit 10.4

Notice of Award of Performance Accelerated Restricted Stock	Staples, Inc. Employer ID: 04-2896127 500 Staples Drive Framingham, MA 01702

«FirstName» «LastName»	ACCOUNT ID:	«AccountID»
«Address1»	LOCATION:	«ExtraField2»
«Address2»
«City», «State» «Zip»
«Country»

In consideration of services rendered to Staples, Inc., you have been awarded shares of Staples Common Stock under Staples, Inc.’s Performance Accelerated Restricted Stock (“PARS”) program as follows:

PARS Award No.:	«GrantNumber»
Stock Plan:	2004RS
Date of Award:	«Grant Date»
Total Number of Shares:	«SharesGranted»
Fair Market Value per Share:	«FairValue»
Total Value of Shares Granted:	«TotalOptionPrice»
Vesting Date:	«Date»

PARS ACCELERATION SCHEDULE

Staples, Inc. Fiscal Year	Minimum EPS Required	Accelerated Vesting Date

By your acceptance of this Performance Accelerated Restricted Stock Award, you agree that this award is granted under and governed by the terms and conditions of Staples, Inc.’s  2004  Stock Incentive Plan (as amended from time to time) and by the terms and conditions of Staples, Inc.’s Performance Accelerated Restricted Stock Award Agreement (PARS42004), which is attached hereto.

You understand and agree that this Performance Accelerated Restricted Stock Award is being awarded to you in exchange for your execution of a Non-Compete and Non-Solicitation Agreement in a form approved by Staples.

Accepted by:	Staples, Inc.

Ronald L. Sargent
«FirstName» «LastName»	President and Chief Executive Officer

Attachment:  Staples, Inc. Performance Accelerated Restricted Stock Award Agreement

STAPLES, INC.

PERFORMANCE ACCELERATED RESTRICTED STOCK AWARD AGREEMENT

1.              Award.  In consideration of services rendered, Staples, Inc., a Delaware corporation (“Staples”), hereby awards to the Executive named in the accompanying Notice of Award of Performance Accelerated Restricted Stock (the “Notice”), pursuant to Staples’  2004 Stock Incentive Plan (the “Plan”), the Total Number of Shares of Common Stock of Staples stated in the Notice (the “Shares”) subject to the terms and conditions of this Performance Accelerated Restricted Stock Award Agreement and the Plan.  Except where the context otherwise requires, the term “Staples” shall include any parent and all present and future subsidiaries of Staples as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”).

2.              Transferability of Shares.  Until the Vesting Date described below, the Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) nor shall the Shares be subject to execution, attachment or similar process, except that the Shares may be transferred by will or the laws of descent and distribution or, upon notice to Staples, for estate planning purposes to entities that are beneficially owned entirely by family members.  All transferees of the Shares must agree to be governed by all of the terms and conditions of this Agreement.  Upon any sale, transfer, assignment, pledge, hypothecation or other disposition, or any attempt to sell, assign, transfer, pledge, hypothecate or otherwise dispose, of the Shares contrary to the provisions hereof, or upon the levy of any execution, attachment or similar process upon the Shares or such rights, the Shares shall, at the election of Staples, be deemed repurchased by Staples at a repurchase price of zero and all rights with respect to the Shares shall be forfeited to Staples.  In addition, Staples may seek any other legal or equitable remedies available to it, including rights of specific performance.  Staples may refuse to recognize as a shareholder of Staples any purported transferee of or holder of any rights with respect to the Shares and may retain and/or recover all dividends payable or paid with respect to such Shares.

3.              Vesting of Shares.

(a)  Vesting Schedule.  Except as otherwise provided in this Agreement, the transfer restrictions on the Shares shall lapse, and the Shares shall be considered to “vest”, on the Vesting Date set forth in the Notice.  The Vesting Date shall be accelerated in accordance with the Performance Acceleration Schedule on the reverse such that if Staples’ EPS (as defined below) for the applicable Fiscal Year is equal to or greater than that specified, all of the Shares shall vest thereafter as of the applicable accelerated Vesting Date.

(b)  EPS.  For purposes of this Agreement, EPS shall mean Staples’ earnings per share as set forth in financial statements contained in Staples’ Form 10-K filed with the Securities and Exchange Commission for the applicable Fiscal Year adjusted in the sole discretion of the Compensation Committee (i) to reflect the aggregate effect of any accelerated vesting of shares under the PARS program or similar program(s) and/or (ii) to exclude any special, one-time or extraordinary charges or items included in calculation of the earnings per share amount set forth in such financial statements.

4.              Vesting Date.

(a)  Continuous Relationship with Staples Required.  Except as otherwise provided in this Section 4, the Shares shall not vest unless the Executive is, and has been at all times since the Date of Award set forth in the Notice, an employee of, or a consultant to, Staples (an “Eligible Executive”).

(b)  Termination of Relationship with Staples.  If the Executive ceases to be an Eligible Executive for any reason prior to the Vesting Date, then, except as provided in paragraph (c) and (d) below, the Shares shall be deemed repurchased by Staples at a repurchase price of zero and ownership of all right, title and interest in and to the Shares shall be forfeited and revert to Staples on the date such Executive ceases to be an Eligible Executive.  If the Executive is an employee on an approved leave of absence, then the Shares shall not be forfeited as a result of such leave of absence unless and until the Executive’s employment relationship is ultimately terminated

(c)  Vesting Upon Death or Disability or Retirement.  If the Executive (i) dies; (ii) becomes disabled (within the meaning of Section 22(e)(3) of the Code); or (iii) terminates employment after attaining age 55 and at the time of such termination of employment the sum of the years of service (as determined by the Board of Directors of Staples) completed by the Executive plus the Executive’s age is greater than or equal to 65, in each case prior to the Vesting Date while he or she is an Eligible Executive, then the Shares shall vest fully in accordance with this Section 4(c).

(d)  Termination for Cause.  If (a) the Executive’s relationship with Staples is terminated by Staples for “cause” (as defined below), or (b) if the Executive retires or resigns and Staples determines  within six months thereafter that the Executive’s conduct prior to his or her retirement or resignation warranted a discharge for “cause,” or (c) Staples determines that the Executive’s conduct after termination of the employment or consulting relationship fails to comply with the terms of any non-competition, non-solicitation or confidentiality provision contained in any employment, consulting, advisory, proprietary information, non-disclosure, non-competition, non-solicitation or other similar agreement between the Executive and Staples, then, without limiting any other remedy available to Staples, the Shares shall be deemed repurchased by Staples at a repurchase price of zero and ownership of all right, title and interest in and to the Shares shall be forfeited and revert to Staples as of the date of such determination; or, if the Executive at such time no longer owns such Shares, Staples shall be entitled to recover from the Executive the gross profit earned by the Executive upon the disposition (whether by sale, gift, donation or otherwise) of such Shares.

“Cause,” as determined by Staples (which determination shall be conclusive), shall mean:

(i) willful failure by the Executive to substantially perform his or her duties with Staples (other than any failure resulting from incapacity due to physical or mental illness); provided, however, that Staples has given the Executive a written demand for substantial performance, which specifically identifies the areas in which the Executive’s performance is substandard, and the Executive has not cured such failure within 30 days after delivery of the demand.  No act or failure to act on the Executive’s part will be deemed “willful” unless the Executive acted or failed to act without a good faith or reasonable belief that his or her conduct was in Staples’ best interest; or

(ii) breach by the Executive of any provision of any employment, consulting, advisory, proprietary information, non-disclosure, non-competition, non-solicitation or other similar agreement between the Executive and Staples, including, without limitation, the Proprietary and Confidential Information Agreement and/or the Non-Compete and Non-Solicitation Agreement; or

(iii) violation by the Executive of the Code of Ethics or an attempt by the Executive to secure any improper personal profit in connection with the business of Staples; or

(iv) failure by the Executive to devote his or her full working time to the affairs of Staples except as may be authorized in writing by Staples’ CEO or other authorized Company official; or

(v) the Executive’s engagement in business other than the business of Staples except as may be authorized in writing by Staples’ CEO or other authorized Company official; or

(vi) the Executive’s engagement in misconduct which is demonstrably and materially injurious to Staples.

(e)  Repurchase/Forfeiture.  Upon repurchase/forfeiture of the Shares for any reason hereunder, the Executive shall cease to have any rights or privileges as a stockholder of Staples with respect to the Shares repurchased/forfeited and such Shares shall again be available for subsequent option grants or awards under the Plan.

5.              Delivery of Shares.  Staples shall, upon the Date of Award, effect issuance of the Shares by registering the Shares in book entry form with Staples’ transfer agent in the name of the Executive.  No certificate(s) representing all or a part of the Shares shall be issued until vesting.

6.              No Special Employment or Similar Rights.  Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind Staples to continue the employment or other relationship of the Executive with Staples for the period prior to or after vesting.

7.              Rights as a Shareholder.  Except as otherwise provided herein, the Executive shall have all rights as a shareholder with respect to the Shares including, without limitation, any rights to receive dividends or non-cash distributions with respect to the Shares and to vote the Shares and act in respect of the Shares at any meeting of shareholders.

8.              Adjustment Provisions.

(a)  General.   In the event of any recapitalization, reclassification of shares, combination of shares, stock dividend, stock split, reverse stock split, spin-off or other similar change in capitalization or event or any distribution to holders of Common Stock other than an ordinary cash dividend, the Executive shall, with respect to the Shares, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 9(a) of the Plan.

(b)  Board Authority to Make Adjustments.  Any adjustments under this Section 8 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.  No fractional shares will be issued with respect to Shares on account of any such adjustments.

9.              Mergers, Consolidations, Distributions, Liquidations, Etc.  In the event of a merger or consolidation or any share exchange transaction in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of Staples, the Executive shall, with respect to this Agreement, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 9 of the Plan.

10.       Vesting Following a Change in Control.

(a)  Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

(i)  A “Change in Control” shall be deemed to have occurred if (A) any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than Staples, any trustee or other fiduciary holding securities under an employee benefit plan of Staples, or any corporation owned directly or indirectly by the stockholders of Staples in substantially the same proportion as their ownership of stock of Staples), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Staples representing 30% or more of the combined voting power of Staples’ then outstanding securities (other than pursuant to a merger or consolidation described in clause (1) or (2) of subsection (C) below); (B) individuals who, as of the date hereof, constitute the Board of Directors of Staples (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Staples’ stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Staples, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (C) the stockholders of Staples approve a merger or consolidation of Staples with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of Staples outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 75% of the combined voting power of the voting securities of Staples or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of Staples (or similar transaction) in which no “person” (as defined above) acquires more than 30% of the combined voting power of Staples’ then outstanding securities; or (D) the stockholders of Staples approve an agreement for the sale or disposition by Staples of all or substantially all of Staples’ assets.

(ii) “Surviving Corporation” shall mean (x) in the case of a Change in Control pursuant to clause (A) or clause (B) of Section 10(a)(i), Staples; (y) in the case of a Change in Control pursuant to clause (C) of Section 10(a)(i), the surviving or resulting corporation in such merger or consolidation; and (z) in the case of a Change in Control pursuant to Clause (D) of Section 10(a)(i), the entity acquiring the majority of the assets being sold or disposed of by Staples.

(b)  Effect of Change in Control. Notwithstanding the provisions of Section 3(a), if a Change in Control of Staples occurs, the Shares shall become vested as follows:

(i)  If, upon the Change in Control, the Executive

(A) is not offered employment with the Surviving Corporation (or is not allowed to continue his or her employment, if the Surviving Corporation is Staples) in a position (1) in which the title, employment duties and responsibilities, conditions of employment, and the level of compensation and benefits are at least equivalent to those in effect during the 90-day period immediately preceding the Change in Control and (2) that does not involve a relocation of the Executive’s principal place of employment of more than 30 miles, and

(B) does not accept (or continue) employment with the Surviving Corporation (regardless of position, compensation or location), or

(ii) If, within one year following the date of the Change in Control, the Executive either

(A) is discharged without cause (as defined in Section 4(d)) or

(B) resigns because his or her title or employment duties and responsibilities are diminished, his or her conditions of employment are adversely changed, the level of his or her compensation and benefits are reduced, or his or her principal place of employment is relocated by more than 50 miles, then the vesting of Shares shall be accelerated such that all of Shares shall vest effective upon the date of such discharge or resignation (which shall be considered a Vesting Date hereunder).

11.       Withholding Taxes.  Staples’ obligation to vest the Shares shall be subject to the Executive’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

12.       Miscellaneous.

(a)  Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by Staples and the Executive unless the Board of Directors determines that the amendment or modification, taking into account any related action, would not materially and adversely affect the Executive.

(b)  All notices under this Agreement shall be mailed or delivered by hand to Staples at its main office, Attn: Secretary, and to the Executive to his or her last known address on the employment records of Staples or at such other address as may be designated in writing by either of the parties to one another.

(c)  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.